                                                                     EXHIBIT 4.4
                                                                     -----------

NEITHER THIS WARRANT NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION OR EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.


                                    Warrant

                   to Purchase up to an Aggregate of 19,551

             Series D Preferred Shares (subject to adjustment) of

                                 Verisity Ltd.

                    at a per share price as detailed below

        Void After the expiration of the Option Period (defined below)


    This is to certify that E.F. Capital Management Inc. ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from Verisity Ltd. (the "Company"), during the period (the "Option Period") from the date hereof until the earlier of (i) immediately prior to the closing of any transaction described in Article 6(h) of the Articles of Association of the Company, as in effect on the date hereof (a "Sale of the Company") or (ii) 17:00 p.m. (Tel Aviv time) on the fifth anniversary of the date hereof, for an aggregate of up to 19,551 (subject to adjustment as provided in paragraph 4 below) fully paid and non-assessable Series D Preferred Shares, nominal value NIS 0.01 per share (the "Preferred Shares" or "Warrant Shares"), of the Company at a price of U.S.$7.3655 per share or the New Israel Shekel ("NIS") equivalent thereof (the "Exercise Price"), all subject to the terms and conditions set forth below.

1.   Exercise of Warrant
     -------------------

     (a) Exercise. Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, on one or more occasions at any time during the Option Period. Notice of exercise of this Warrant (i) in connection with the initial public offering of the shares of the Company ("IPO") must be submitted within 30 days of the filing by the Company of the first draft of its prospectus or registration statement with the securities authority with jurisdiction over the public offering and (ii) in connection with a Sale of the Company must be submitted within 10 business days of the signing of the agreement between the Company and the purchaser of or successor to the Company in respect of the Sale of the Company. In both cases, the notice period shall run only after the Company has notified the Holder of the occurrence of the relevant event. If this Warrant is exercised upon or after the IPO or any other event in which the majority of the Series D Preferred Shares will be or have been converted into Ordinary Shares of the Company, then from that time forward, the Warrant Shares to be issued upon the exercise of this Warrant shall be Ordinary Shares of the Company, provided that there shall be an appropriate adjustment to both the aggregate number of Warrant Shares issuable hereunder and the Exercise Price to the extent of any adjustment to the rate at which such Series D Preferred Shares are converted into Ordinary Shares pursuant to the terms of the Company's Articles of Association, as amended.

     (b) Exercise for Cash. This Warrant shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company, accompanied by (i) a written notice of exercise and (ii) payment to the Company, for the account of the Company, of the Exercise Price for the number of Preferred Shares specified in such notice. The Exercise Price for the number of Preferred Shares specified in the notice shall be payable in immediately available good funds, in U.S. dollars or the NIS equivalent thereof, based on the Representative Rate of Exchange published by the Bank of Israel known as of the time of payment.

     (c) Exercise on Net Issuance Basis in or after IPO. In lieu of payment to the Company as set forth in subsection l(b) above, the Holder may, in connection with or after an IPO, convert this Warrant (the "Conversion Right") in whole or in part, into the number of Ordinary Shares calculated pursuant to the following formula, by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a written notice of exercise, specifying the number of Ordinary Shares into which the Holder desires to convert this Warrant (namely, the number of Ordinary Shares obtainable upon conversion of the Preferred Shares to which the Holder is entitled upon exercise of this Warrant), provided that the Holder also pays the Company the nominal value of NIS 0.01 per share:

               X = Y(A-B)
                   ------
                     A

     Where:  X =    the number of Ordinary Shares to be issued to the Holder;

             Y = the number of Ordinary Shares obtainable upon conversion of the Preferred Shares to which the Holder is entitled upon exercise of this Warrant;

             A = the fair market value of one Ordinary Share (less the nominal value NIS 0.01 per share); and

             B =    the Exercise Price.

     As used herein, the fair market value of an Ordinary Share shall mean (i) with respect to an exercise in connection with an IPO, the price to the public in the IPO, less the underwriter's commission, and (ii) with respect to an exercise after an IPO, the following: (A) if the Ordinary Shares are traded on a securities exchange or The Nasdaq Stock Market, the closing price of an Ordinary Share on such exchange or Market on the trading day immediately prior to the date notice of exercise is received by the Company (or such later date as shall be stated in such notice) (the "Net Issuance Exercise Date"), (B) if the Ordinary Shares are traded over-the-counter other than on The Nasdaq Stock Market, the average of the closing bid and asked prices of an Ordinary Share on the trading day immediately prior to the Net Issuance Exercise Date, and (C) if there is no public market for the Ordinary Shares, such value as may be determined by mutual agreement of the Holder and the Company or, if the Holder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder.

     (d) Exercise on Net Issuance Basis in a Sale of the Company. In lieu of payment to the Company as set forth in subsection l(b) above, the Holder may, in connection with a Sale of the Company, convert this Warrant (the "Conversion Right") in whole or in part, into the number of Preferred Shares calculated pursuant to the following formula, by surrendering this Warrant, to the Company at the principal office of the Company, accompanied by a written notice of exercise, specifying the number of Preferred Shares into which the Holder desires to convert this Warrant, provided that the Holder also pays the Company the nominal value of NIS 0.01 per share:

               X = Y(A-B)
                   ------
                      A

     Where:  X =    the number of Preferred Shares to be issued to the Holder;

             Y = the number of Preferred Shares to which the Holder is entitled upon exercise of this Warrant;

             A = the fair market value of one Preferred Share (less the nominal value NIS 0.01 per share); and

             B =    the Exercise Price.


     As used herein, the fair market value of a Preferred Share shall be as calculated by the auditors of the Company, based on the total consideration to be received by the Company (for its shares or assets, as the case may be), taking in account the number of shares calculated on a fully diluted basis (including the Warrant Shares to be issued pursuant to this Warrant), and taking into account the rights attached to the Preferred Shares pursuant to the Articles of Association of the Company.

     (e) Partial Exercise, Etc. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new

Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder.

     (f) Issuance of the Warrant Shares. Upon presentation and surrender of the notice of exercise accompanied by the payment of the Exercise Price pursuant to section l(b), or upon presentation and surrender of the notice of exercise pursuant to sections l(c) or l(d), as the case may be, the Company shall issue promptly to the Holder the shares to which the Holder is entitled thereto. Upon receipt by the Company of the notice or exercise (and the Exercise Price, if applicable), the Holder shall be deemed to be the Holder of the shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to the Holder. The Company shall pay all taxes and other charges that may be payable in connection with the issuance of the shares and the preparation and delivery of share certificates pursuant to this Section 1 in the name of the Holder, but shall not pay any taxes payable by the Holder by virtue of the holding, issuance, exercise or sale of this Warrant of the shares by the Holder.

2.   Reservation of Shares; Preservation of Rights of Holder
     -------------------------------------------------------

     The Company hereby agrees that at all times it will maintain and reserve, free from pre-emptive rights, such number of authorized but unissued Preferred Shares so that this Warrant may be exercised without additional authorization of Preferred Shares after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of the Company. The Company further agrees that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, or the provisions contained in the Company's Articles of Association relating to the rights of the holders of the Preferred Shares.

3.   Exchange or Loss of Warrant
     ---------------------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen destroyed or mutilated shall be, at any time enforceable by anyone.

4.   Adjustment
     ----------

     The number of Preferred Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time or upon exercise as provided in this paragraph 4.

     (a) Rights Offer. If the Company's shareholders are offered any securities whatsoever by a rights issue, neither the Exercise Price nor the quantity of Warrant Shares will be adjusted, provided that the Company shall offer identical rights on the same terms and conditions to the Holder, as if the Holder had exercised this Warrant in full immediately prior to the date of conferring the right to participate in the rights issue.

     (b) Consolidation and Division. If the Company consolidates its Ordinary Shares into shares of greater nominal value, or subdivides them into shares of lesser nominal value, the number of Warrant Shares to be allotted on exercise of this Warrant after such consolidation or subdivision will be reduced or increased, as the case may be, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, and in each case the Exercise Price shall be adjusted appropriately. The Holder will not be entitled to receive a fraction of a Warrant Share.

     (c) Bonus Shares. In the event of a distribution of bonus shares prior to the end of the Option Period, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares indicated in the caption of this Warrant, and without payment of any additional consideration therefor, the amount of such bonus shares to which the Holder hereof would have been entitled had this Warrant been exercised prior to the distribution of the bonus shares.

     (d) Share Swap. Insofar as the Company is party to a share swap agreement or arrangement (such as a merger or reorganization) (the "share swap"), in which an offer is made to the Company's shareholders to swap their shares for securities of some other corporation, the Company shall require the other corporation to undertake to allot to the Holder, upon, the exercise of this Warrant, such securities as were swapped for the shares of the Company, as though the Holder had held the Warrant Shares on the record date of the share swap.

5.   Notice
     ------

     Whenever the number of Preferred Shares for which this Warrant is exercisable is adjusted as provided in paragraph 4 hereof, the Company shall promptly compute such adjustment and mail to the Holder at the last address provided to the Company in writing a certificate, signed by a principal financial officer of the Company, setting forth the number of Preferred Shares for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

6.   Rights of the Holder; Transfer; Registration Rights
     ---------------------------------------------------

     (a) Without limiting the foregoing or any remedies available to the Holder, the Holder will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Warrant.

     (b) The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company.

     (c) This Warrant and all rights hereunder are transferable by the registered Holder in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant properly endorsed, to the Company, but only after compliance with applicable securities laws and relevant agreements.

     (d) Upon exercise of this Warrant, the Holder of the Warrant Shares shall have be granted certain registration rights as that are equivalent to those held by the holders of "Registrable Securities" under set forth in that certain Investor Rights Agreement ("Rights Agreement") between the Company and certain holders of Preferred Shares of the Company, as amended, and in fulfillment of this obligation, the Company may (in its sole discretion) require that the Holder become a party to the Rights Agreement for the limited purpose of being granted the registration rights thereunder.

7.   Termination
     -----------

     This Warrant and the rights conferred hereby shall terminate at the aforementioned time on the last day of the Option Period.

8.   Governing Law
     -------------

     This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Israel, without giving effect to the rules respecting conflict of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Israel in respect of any dispute or matter arising out of or in connection with this Warrant.

DATED: July 29, 1999                            Verisity Ltd.

                                                By: /s/ Charles Alvarez
                                                    ---------------------------
                                                Name:   Charles G. Alvarez
                                                     --------------------------
                                                Title: Chief Financial Officer
                                                      -------------------------